Exhibit 99.1

Issuer Direct Reports Second-Quarter Fiscal Year 2011 Results

Compliance and Reporting services business increased 196%

MORRISVILLE, N.C., August 2, 2011 (GLOBE NEWSWIRE) -- Issuer Direct Corporation (OTC: ISDR- News), a market leader and innovator of unified regulatory, disclosure and compliance solutions, today reported financial results for the second quarter ended June 30, 2011. Additionally, the company anticipates filing its quarterly report including its financials in eXtensible Business Reporting Language (XBRL) with the Securities and Exchange Commission after market close today.

Highlights of the Second Quarter of 2011 include:

●	Net income increased to $300,218, or $0.02 per share, as compared to $128,843, or $0.01 per share in the second quarter of 2010.
●	Compliance and Reporting services business increased 196% as compared to the second quarter of 2010.
●	Cash for the period increased 22% over previous period.
●	Acquired the rights to the customers of Edgar Tech Filing Services.

Financial Results for the Second Quarter 2011 compared to the Second Quarter 2010

Revenues for the quarter ended June 30, 2011 decreased 53% to $1,103,871 as compared to $2,359,650 in the same period in fiscal 2010. Although revenues decreased during the three month period ended June 30, 2011 as compared to the same periods in fiscal 2010, overall gross profits increased significantly.  Gross profit was $666,756, or 60% of revenues for the quarter ended June 30, 2011 as compared to $446,549, or 19% of revenues, for same period in fiscal 2010.

“We are pleased with the progress from our compliance and reporting services business,” said Brian R. Balbirnie, chairman and CEO of Issuer Direct. “Our overall gross margins for the period returned to acceptable levels as our XBRL business begins to come into full swing.” Margins achieved during the three month period ended June 30, 2011 are more reflective of the expected margins going forward, as most of the company’s revenue was achieved from its core service offerings, and not single one-off non-recurring transactions.

The Company reported net income of $300,218 during the second quarter of 2011 as compared to $128,843 during the same period of fiscal 2010.  The Company reported net income of $274,436 during the six month period ended June 30, 2011 as compared to $263,507 during the same period of fiscal 2010.

During the first six months of 2011, the Company began providing XBRL tagging services to corporate issuers.  These tagging services attributed to an increase in revenue from compliance and reporting services of 196% during the quarter ended June 30, 2011 as compared to the same period of fiscal 2010.  The improvement in gross margin during the first half of 2011 are also largely due to these services.  Many of the Company’s clients are small reporting companies who will be required to file quarterly and annual reports in XBRL format for all periods ending after June 15, 2011, and therefore the company anticipates that XBRL services will continue to be a significant revenue opportunity.

During the period, the Company acquired the rights to the clients of Edgar Tech Filing Services, which will provide immediate access to additional clients in need of both our XBRL services and compliance reporting services. “We are excited to have Edgar Tech Filing Services as part of the family, we believe this synthetic opportunity is going to be the first of many we will see in the future,” said Wes Pollard, Chief Financial Officer of Issuer Direct.

Non-GAAP Results

The Company reported non-GAAP net income during the three months ended June 30, 2011 of $329,962, or $0.02 per share, as compared to non-GAAP net income of $153,576, or $0.01 per share, during the same period of 2010.  The Company reported non-GAAP net income during the six months ended June 30, 2011 of $328,360, or $0.02 per share, as compared to non-GAAP net income of $356,352, or $0.02 per share, during the same period of 2010. Please refer to the attached reconciliations of non-GAAP financial measures referred to in this release to the most directly comparable GAAP measures.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations.  The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

About Issuer Direct Corporation:

Issuer Direct Corporation ("IDC") is a market leader and innovator in public company products and services. As an issuer services focused company, Issuer Direct alleviates the complexity of maintaining compliance through integrated products and services that help companies produce and distribute their financial and business communications both online and in print. As a shareholder compliance company, Issuer Direct is dedicated to assisting corporate issuers in an ever-changing regulatory environment and to comply with the myriad of rules imposed by regulatory bodies.

Learn more about Issuer Direct today
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Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. We disclaim any intention to, and undertake no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact our forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including but not limited to the discussion under "Risk Factors" therein, filed with the SEC, which you may view at http://www.sec.gov.

Contact:
Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$616,430	$504,713
Accounts receivable, (net of allowance for doubtful accounts of $118,673 and $56,024, respectively)	369,452	175,336
Deferred income tax asset – current	168,176	102,400
Other current assets	52,438	16,581
Total current assets	1,206,496	799,030
Furniture, equipment and improvements, net	69,142	53,375
Deferred income tax – noncurrent	40,000	118,400
Intangible assets (net of accumulated amortization of $65,500 and $55,166, respectively)	122,696	93,029
Other noncurrent assets	16,106	15,576
Total assets	$1,454,440	$1,079,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$139,709	$65,570
Accrued expenses	43,776	34,918
Deferred revenue	35,829	51,382
Total current liabilities	219,314	151,870
Other long term liabilities	44,708	19,810
Total liabilities	264,022	171,680
Commitments and contingencies (Note 6) *
Stockholders' equity:
Preferred stock, $1.00 par value, 30,000,000 shares authorized– Series A, 60 shares designated, no shares issued and outstanding; Series B, 476,200 shares designated, no shares issued and outstanding.	-	-
Common stock $.001 par value, 100,000,000 shares authorized,17,524,297 and 17,685,312 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively.
	17,524	17,685
Additional paid-in capital	1,669,625	1,661,212
Accumulated deficit	(496,731)	(771,167)
Total stockholders' equity	1,190,418	907,730
Total liabilities and stockholders’ equity	$1,454,440	$1,079,410
* Contained in the Company's financial statements on Form 10-Q.

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010

Revenues	$1,103,871	$2,359,650	$1,617,427	$2,964,731
Cost of services	437,115	1,913,101	669,211	2,112,356
Gross profit	666,756	446,549	948,216	852,375
Operating costs and expenses
General and administrative	256,429	205,678	490,165	365,979
Sales and marketing expenses	86,302	103,319	150,851	167,511
Depreciation and amortization	13,181	10,181	25,000	21,580
Total operating costs and expenses	355,912	319,178	666,016	555,070
Net operating income	310,844	127,371	282,200	297,305
Other income (expense):
Interest income (expense), net	1,998	1,472	4,860	(33,798)
Total other income (expense)	1,998	1,472	4,860	(33,798)
Net income before taxes	312,842	128,843	287,060	263,507
Income tax expense	(12,624)	-	(12,624)	-
Net income	$300,218	$128,843	$274,436	$263,507
Income per share - basic	$0.02	$0.01	$0.02	$0.02
Income per share - fully diluted	$0.02	$0.01	$0.02	$0.02
Weighted average number of common shares outstanding - basic	17,567,739	17,493,090	17,626,201	17,169,575
Weighted average number of common shares outstanding - fully diluted	17,627,777	17,751,413	17,734,746	17,321,365

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$274,436	$263,507
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	25,000	21,580
Bad debt expense	85,345	47,780
Deferred income taxes	12,624	-
Non-cash interest expense	-	34,178
Stock-based expenses	43,590	45,000
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(279,461)	(731,725)
Decrease (increase) in deposits and prepaids	(36,387)	(14,733)
Increase (decrease) in accounts payable	74,139	1,670,233
Increase (decrease) in accrued expenses	33,756	149,166
Increase (decrease) in deferred revenue	(15,553)	-

Net cash provided by operating activities	217,489	1,484,986

Cash flows from investing activities:
Purchase of property and equipment	(30,434)	(7,205)
Purchase of intangible assets	(40,000)	-
Net cash used in investing activities	(70,434)	(7,205)

Cash flows from financing activities:
Repurchase of common stock	(35,338)	-
Net cash used in financing activities	(35,338)	-

Net change in cash	111,717	1,477,781
Cash – beginning	504,713	146,043
Cash – ending	$616,430	$1,623,824

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$29	$518
Cash paid for income taxes	$-	$-
Non-cash activities:
Related party notes payable and accrued interest converted to common shares	$-	$59,666
Related party notes payable and accrued interest converted to preferred shares	$-	$27,780

ISSUER DIRECT CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended June 30,
	2011		2010
	Amount	Per diluted share	Amount	Per diluted share
Net income	$300,218	$0.02	$128,843	$0.01
Adjustments:
Amortization of intangible assets (1)	5,500	0.00	6,833	0.00
Stock based compensation (2)	24,244	0.00	17,900	0.00
Non-GAAP net income	$329,962	$0.02	$153,576	$0.01

	Six Months Ended June 30,
	2011		2010
	Amount	Per diluted share	Amount	Per diluted share
Net income	$274,436	$0.02	$263,507	$0.02
Adjustments:
Amortization of intangible assets (1)	10,334	0.00	13,667	0.00
Stock based compensation (2)	43,590	0.00	45,000	0.00
Non-cash interest expense (3)	-	0.00	34,178	0.00
Non-GAAP net income	$328,360	$0.02	$356,352	$0.02
___________________
(1)	The adjustments represent the amortization of intangible assets related to acquired companies.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

(3)
The adjustments represent non-cash interest expense incurred upon the conversion of notes payable into shares of the company for the value of the shares received in excess of the carrying value of the notes payable and accrued interest.